Exhibit 99.2
                                                                    ------------

Sagient Research Completes Name and Trading Symbol Change

Monday May 24, 10:42 am ET

New Symbol SRYS Effective Monday May 24, 2004

SAN DIEGO, May 24, 2004 (PRIMEZONE) -- Sagient Research Systems (OTC BB:SRYS.OB
- News), a leading publisher of independent research for the financial services and institutional investment communities, today announced that the trading symbol for its common stock changed to SRYS on the Nasdaq Over the Counter Bulletin Board effective Monday May 24, 2004.

The symbol change corresponds to the formal name change of the company from PCS Research Technology, Inc. to Sagient Research Systems, Inc., which was approved at the company's annual shareholder meeting on May 20, 2004.

"We changed our name to Sagient Research so that we could better distinguish our company and our products," said Brian M. Overstreet, president and CEO of Sagient Research. "We are the only public company to focus exclusively on independent research for the institutional markets. We develop, produce, and market unbiased research services that enable our institutional, financial services, and corporate clients to make better investment decisions. In the wake of the Wall Street research scandals our research services have been in high demand, and over the past eighteen months the company has grown significantly. We are now well positioned to take advantage of the ongoing shift of institutional investments away from traditional brokerage firms and we look forward to growing our company to the next level. We feel that the name Sagient
- a combination of the words 'sage' and 'intelligent' appropriately reflects our products, our business, and our growth potential."

About Sagient Research Systems, Inc.

Sagient Research Systems, Inc. is a publisher of independent research. We develop, produce, and sell proprietary research products to mutual funds, hedge funds, and investment banks. Our business strategy is to continue to leverage our development, technology, and marketing expertise to solidify our position as a leading provider of independent research to the financial services and institutional investment communities. For more information, please visit the Sagient Research Systems website at: (http://www.sagientresearch.com).

Safe Harbor Statement

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

CONTACTS:  Sagient Research Systems, Inc.
           Brian M. Overstreet
           President & CEO
           (858) 200-2350

                                       6